EXHIBIT 99.1

Pacer Adjusts Second Quarter Earnings Estimate;

Reaffirms Estimate for Year.

Concord, Calif. June 10, 2004—Pacer International, Inc. (Nasdaq:PACR), the non-asset based North American third-party logistics and freight transportation provider, reports that the recent owner-operator trucking work stoppage coupled with railroad service issues has had an impact on second quarter results.

The April and May work stoppage by the owner-operators in specific locations caused the Union Pacific to temporarily embargo some terminals in Northern California and inhibited Pacer’s ability to deliver its customers’ freight. This had an impact on Pacer’s Stacktrain, Cartage and Rail Brokerage operations, with some customers switching their transportation requirements to other means and to other railroads. These disruptions also interrupted activities at some of the major shipping terminals on the U.S. West Coast.

“We have now closed May financials and the impact of the work stoppage, coupled with railroad service issues, has had an impact on our financial results,” remarked Don Orris, chairman and chief executive officer. “We now expect our second quarter earnings per share to be in the $0.24 to $0.27 range. At this time we do not expect this one-time event to change our earnings estimate of $1.22 to $1.28 for the year.”

Pacer management will host an analyst call today (Thursday, June 10) at 5:00 PM (Eastern) to further discuss this issue. The call-in number is (800) 230-1092 for U.S. callers and (612) 332-0228 for international callers. Please dial in five minutes early and ask for “Pacer Investors Call”. Alternatively, an audio-only, simultaneous web cast of the conference call can be accessed at the following URL: http://www.corporate-ir.net/ireye/ir_site.zhtm1?ticker=1010&item_id=906337. Pacer expects to report second quarter financial results during the first week of August, 2004.

For those unable to participate in the call or Web cast, a digitized replay will be available from June 10 at 10:15 PM (Eastern) to June 24 at 11:59 PM (Eastern) by calling (800) 475-6701 for U.S. callers or (320) 365-3844 for international callers, using access code 735013. Alternatively, a replay can be accessed through the Investor Relations link on the company’s Web site at www.pacer-international.com.

ABOUT PACER — Pacer International, a leading non-asset based North American third-party logistics and freight transportation provider, offers a broad array of logistics and other services through its subsidiaries and divisions to facilitate the movement of freight from origin to destination. Its services include wholesale Stacktrain (cost-efficient, two-tiered rail transportation for containerized shipments) and cartage (local trucking) services; and retail intermodal marketing, truck brokerage, trucking, warehousing and distribution, international freight forwarding, and supply-chain management services. Pacer International is headquartered in Concord, California. Its primary business units Pacer Stacktrain and Pacer Global Logistics are headquartered in Concord, California, and in Dublin, Ohio, respectively. Web site: www.pacer-international.com.

CERTAIN FORWARD-LOOKING STATEMENTS — This press release contains or may contain forward-looking statements (as defined in the Private Securities Litigation Reform Act of 1995). These forward-looking statements are based on the company’s current expectations and are subject to a number of risks, uncertainties and assumptions. The company’s actual results may differ materially from those expressed or implied in the forward-looking statements due to, among other things, the company’s leverage; its dependence on third parties for equipment and services essential to operate its business; regulatory changes affecting the company’s industry, operations, products or services; insurance costs; mergers, acquisitions and other transactions involving the company; competitive or technological factors affecting the company’s markets, operations, products or services; shifts in market demand and general economic conditions. Additional information about factors that could affect the company’s business is set forth in the company’s various filings with the Securities and Exchange Commission, including the company’s 2003 annual report on Form 10-K/A dated March 11, 2004 and in the company’s prospectus dated January 21, 2004. Should any of these risks or uncertainties materialize, or should underlying assumptions or estimates prove incorrect, actual results may vary materially from those described herein as anticipated, believed, expected or intended. Except as otherwise required by federal securities laws, the company does not undertake to update forward-looking statements, whether as a result of new information, future events or otherwise.

Note to editors: Issued by Steve Potash and Company, tel.

510/865-0800, or steve@potashco.com

MEDIA CONTACT: Larry Yarberry, CFO, tel. 925/887-1577 or (cell) 925/890-9245 lyarberry@pacerintl.com